Exhibit 10.46
LIFE OF THE SOUTH CORPORATION
2005 EQUITY INCENTIVE PLAN
STOCK OPTION AGREEMENT
          This Stock Option Agreement (the “Agreement”) is made and entered into as of this 25th day of October, 2007, by and between Life of the South Corporation, a corporation organized under the laws of the State of Georgia (the “Corporation”) and Michael Vrban (the “Employee”).
WITNESSETH:
WHEREAS, the Corporation adopted the Life of the South Corporation 2005 Equity Incentive Plan (the “Plan”) for the benefit of certain key employees of the Corporation, which Plan became effective on November 18, 2005 and was approved by the shareholders of the Corporation on April 27, 2006; and
WHEREAS, the Corporation has adopted the Plan in a form that qualifies in pertinent part as an Incentive Stock Option Plan, as provided in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and so that certain options granted under the Plan will constitute “Incentive Stock Options” and will be afforded the favorable tax treatment allowed such options under the Code; and
WHEREAS, pursuant to the Plan, the Employee has been selected as an Optionee under the Plan, and the Corporation desires to grant to the Employee an option to purchase shares of the Corporation’s Common Stock (“Common Stock”) on the terms and conditions set forth herein;
NOW, THEREFORE, for and in consideration of the premises and the mutual agreements and covenants hereinafter set forth and other good and valuable consideration, the parties agree as follows:
     1. Grant of Option. Subject to the terms and conditions of this Agreement and the terms and conditions of the Plan, which are incorporated herein by reference, the Corporation grants to the employee the right and option to purchase 12,145 shares of Common Stock (the “Option”) as of October 25, 2007 (the “Grant Date”), exercisable in accordance with the provisions of paragraph 3. Unless otherwise indicated, capitalized terms used in this Agreement shall have the same meaning as provided in the Plan.
     2. Term of Option. Subject to earlier termination as provided in paragraph 3 hereof, the term of this Option is ten (10) years from the Grant Date. In no event may this Option be exercised as to any shares covered hereby after 5:00 P.M. Eastern Time, on the date which immediately precedes the tenth anniversary of the Grant Date.

     3. Option Price, Vesting and Exercise
          a. Option Price. The purchase price of each share of Common Stock subject to this Option shall be $17.07. This price represents a value no less than the Fair Market Value of each such share as of the date of grant of this Option.
          b. Vesting of Option. Subject to the Employee’s continued employment with the Corporation, the Option shall vest and become exercisable with respect to 25% of the Shares initially covered by the Option on July 25, 2008. One-thirty-sixth (1/36) of the remaining Shares covered by the Option shall vest on the last day of each month thereafter.
     The right to exercise this Option as to any portion of the shares covered hereby on or after the respective dates provided above is cumulative, and a failure to exercise any portion of this Option in any year shall not constitute a lapse of such right during the term of this Option. The Options granted hereunder shall be Non-qualified Stock Options. For purposes of vesting and other rights under this Agreement, the Employee’s employment by the Corporation or a wholly owned subsidiary shall be considered employment hereunder. Upon a Change in Control Transaction (as defined below), all Options shall immediately vest and become exercisable. However, under no circumstances shall any Option vest following the Employee’s termination of employment for any reason.
          c. Manner of Exercise. The Employee (or person then entitled to exercise this Option) may do so by delivering written notice of exercise to the Secretary of the Corporation, in person, or by mail, postage prepaid, addressed to the attention of the Secretary of the Corporation at the location at which the Corporation then maintains its principal office, and if so mailed, the date of the postmark will be considered the date of exercise. Such notice shall be in substantially the form attached and shall be accompanied by payment in full of the total purchase price for the shares being purchased. Such payment may be made in cash or, if approved by the Committee, its equivalent in whole or in part, by transfer and delivery to the Corporation of shares of Common Stock already owned by the Employee, free and clear of any liens, encumbrances or changes of any kind, valued at their Fair Market Value on the date of such exercise. The Corporation, in the event of exercise by an authorized person other than the Employee, may require proof of the right of such person to exercise this Option. As promptly as practicable after receipt by the Corporation of the notice to purchase and the full payment of the purchase price of the shares of Common Stock, the Corporation shall cause to be issued to the person entitled to purchase the shares for which this Option is exercised, stock certificate(s) for the number of shares of Common Stock being purchased, which shall evidence fully paid and non-assessable shares. Any Shares issued upon exercise shall be subject to the Stockholders’ Agreement, dated as of March 7, 2007, among the Corporation and certain of its stockholders, as amended from time to time (the “Stockholders’ Agreement”), and the Employee (or person receiving Shares upon exercise) shall become bound thereby as a condition to being issued any Shares hereunder.

          d. Person Who May Exercise Option. Except as the Corporation may otherwise permit in its discretion pursuant to Section 4, this Option shall be exercisable by the Employee or any Permitted Transferee (as defined in the Stockholders’ Agreement).
          e. Earlier Termination of Option. Notwithstanding the provisions of subparagraph 3(b), the right to exercise the vested portion of this Option shall, except as provided in 3(f) below, terminate upon the earliest to occur of: (i) the expiration of the term of this Option as set forth in paragraph 2 above; (ii) the expiration of one (1) year following the Employee’s termination of employment due to death or Disability; (iii) the expiration of one (1) year following the Employee’s termination of employment without Cause or Good Reason as those terms are defined in his Employment Agreement; or (iv) the date the Employee’s employment is terminated by the Corporation for Cause (as defined in the Employee’s Employment Agreement, if applicable, or the Stockholders’ Agreement) or the Employee voluntarily terminates his employment.
          f. Change in Control Transaction. Upon a contemplated transaction, whereby (i) the securities of the Corporation representing in excess of 50% of the voting power of the Corporation are owned directly, or indirectly through one or more entities, by any “person” or “group” of Persons (as such terms are used in Section 13(d) of the Exchange Act), other than the Sponsors or their Permitted Transferees (as those terms are defined in the Stockholders’ Agreement) or (ii) a sale of all or substantially all of the assets of the Corporation (the “Change in Control Transaction”), occurring after the date hereof and prior to the effective time of such Change in Control Transaction, the Committee may, but is not obligated to, provide for: (i) continuation or assumption of such outstanding Option under the Plan by the Corporation (if it is the surviving Corporation or corporation) or by the surviving Corporation or corporation or its parent; (ii) substitution by the surviving Corporation or corporation or its parent of awards with substantially the same terms for such outstanding Options; (iii) upon written notice, provide that any outstanding Options must be exercised, to the extent then exercisable, within fifteen days immediately prior to the scheduled consummation of the event, or such other period as determined by the Committee (in either case contingent upon the consummation of the event), and at the end of such period, such Options shall terminate to the extent not so exercised within the relevant period; or (iv) cancellation of all or any portion of outstanding Options for fair value which shall equal the excess, if any, of the value of the consideration to be paid in the Change of Control Transaction to holders of the same number of Shares subject to such Options (or, if no such consideration is paid, Fair Market Value of the Shares subject to such outstanding Options or portion thereof being canceled) over the aggregate Option Price or exercise price, as applicable, with respect to such Option or portion thereof being canceled.
     4. Transferability. Except as the Corporation may otherwise permit in its discretion or any transfer to any Permitted Transferee, this Agreement and any rights hereunder shall be nontransferable and nonassignable by the Employee or by any other person entitled hereunder to exercise any such rights.
     5. Adjustment of Shares. In the event of (i) any dividend payable in shares of Common Stock, (ii) any recapitalization, reclassification, split-up, consolidation of, or other change in, the Common Stock, or (iii) an exchange of the then outstanding shares of Common Stock, in connection with a merger, consolidation, or other reorganization of the Corporation, or a sale by the Corporation of all or a portion of its assets, for a different number or class of shares of stock or other securities of the Corporation or for shares of the stock or other securities of any other corporation; then the number and class of shares or other securities that shall be subject to this Option and/or the purchase price per share which must be paid thereafter upon exercise of this Option shall automatically be appropriately adjusted to reflect the event described in (i), (ii), or (iii) above.
     6. Non-Competition and Confidentiality Agreement. In consideration of the Option granted herein, the Employee agrees to be bound by the Restrictive Covenants as set forth Schedule A to this Agreement.
     7. Investment Representation. The Employee hereby represents, warrants and agrees:
          a. That, unless a registration statement is effective at the time of exercise, the shares that are purchased under this Agreement will be purchased for his own account for investment purposes only and not with a view to resale or distribution thereof;
          b. That he understands the offer of shares under this Agreement may be made pursuant to a claim of exemption from the registration provisions of the Securities Act of 1933, as amended (the “Act”) and any applicable state securities laws, and that such claim may be based in part upon the representations contained herein;
          c. That the shares subject to this Agreement may be unregistered and, if so, will be required to be held indefinitely, unless such shares are subsequently registered or an exemption from registration is then available;
          d. That the Corporation is under no obligation to register such shares, to comply with any such exemption or to supply the Employee with any information necessary to enable him to make routine sales of such shares under Rule 144 or any other rule or regulation of the Securities and Exchange Commission; and
          e. That the transfer agent for the Corporation may be instructed not to transfer ownership of the stock certificate(s) representing shares acquired upon any exercise of this Option, unless in the prior written opinion of counsel reasonably acceptable to the Corporation, such transfer is lawful under the Act and applicable state securities laws.

          In regard to the foregoing, the Employee understands and agrees that the certificate(s) evidencing any shares that may be purchased pursuant to the exercise of this option which have not been registered under the Act or any applicable state securities law, may bear an appropriate restrictive legend in a form determined in the sole discretion of the Corporation.
     7. Legal Restrictions. If in the opinion of legal counsel for the Corporation the issuance or sale of any shares of Common Stock pursuant to the exercise of this Option would not be lawful for any reason, including without limitation the inability of the Corporation to obtain from any governmental authority or regulatory body having jurisdiction the authority deemed by such counsel to be necessary to such issuance or sale, the Corporation shall not be obligated to issue or sell any Common Stock pursuant to the exercise of this Option to the Employee or any other authorized person unless a registration statement that complies with the provisions of the Act in respect of such shares is in effect at the time thereof, or other appropriate action has been taken under and pursuant to the terms and provisions of the Act, or the Corporation receives evidence satisfactory to such counsel that the issuance and sale of such shares, in the absence of an effective registration statement or other appropriate action, would not constitute a violation of the Act or any applicable state securities law.
     8. No Rights as Shareholder or to Employment. Neither the Employee nor any other person authorized to purchase Common Stock upon exercise of this Option shall have any interest in or shareholder rights with respect to any shares of Common Stock which are subject to this Option until such shares have been issued and delivered to the Employee or any such person pursuant to the exercise of this Option. Furthermore, neither this Agreement nor the Plan shall confer upon the Employee any rights of employment with the Corporation or a Subsidiary, including without limitation any right to continue in the employ of the Corporation or a Subsidiary, or shall affect the right of the Corporation or a Subsidiary to terminate the employment of the Employee at any time with or without Cause.
     9. Withholding. The Employee may be required to pay the Corporation and the Corporation shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Option, its exercise or any payment or transfer under or with respect to the Option and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.
     10. Choice of Law. This agreement shall be governed and construed in accordance with the laws of the state of incorporation of the Corporation without regard to conflicts of laws.
     11. Heirs and Successors. This Agreement and all terms and conditions hereof shall be binding upon the parties hereto, and their successors, heirs, legatees and legal representatives.

     12. Amendment. The Corporation hereby reserves the right to amend this Agreement, except that no such amendment shall adversely affect the rights of the Employee hereunder without his written consent.
     13. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.
IN WITHNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above:

CORPORATION: LIFE OF THE SOUTH CORPORATION
By:	/s/ Illegible
Its: President

EMPLOYEE:
/s/ Michael Vrban
Michael Vrban

SCHEDULE A
Restrictive Covenants
1. Proprietary Information; Inventions in the Field.
     a. Proprietary Information. In the course of service to the Corporation, the Employee will have access to confidential specifications, know-how, strategic or technical data, marketing research data, product research and development data, manufacturing techniques, confidential customer lists, sources of supply and trade secrets, all of which are confidential and may be proprietary and are owned or used by the Corporation, or any of its subsidiaries or affiliates. Such information shall hereinafter be called “Proprietary Information” and shall include any and all items enumerated in the preceding sentence and coming within the scope of the business of the Corporation or any of its subsidiaries or affiliates as to which the Employee may have access, whether conceived or developed by others or by the Employee alone or with others during the period of service to the Corporation, whether or not conceived or developed during regular working hours. Proprietary Information shall not include any records, data or information which are in the public domain during or after the period of service by the Employee provided the same are not in the public domain as a consequence of disclosure directly or indirectly by the Employee in violation of this Agreement.
     b. Fiduciary Obligations. The Employee agrees that Proprietary Information is of critical importance to the Corporation, and that a disclosure of such Proprietary Information would seriously and irreparably impair and damage the Corporation’s business. The Employee agrees that he shall keep all Proprietary Information in a fiduciary capacity for the sole benefit of the Corporation.
     c. Non-Use and Non-Disclosure. The Employee shall not at any time (a) disclose, directly or indirectly, any Proprietary Information to any person other than the Corporation or Employees thereof at the time of such disclosure who, in the reasonable judgment of the Employee, need to know such Proprietary Information or such other persons to whom the Employee has been specifically instructed to make disclosure by the Board and in all such cases only to the extent required in the course of the Employee’s service to the Corporation or (b) use any Proprietary Information, directly or indirectly, for his own benefit or for the benefit of any other person or entity. At the termination of his employment, the Employee shall deliver to the Corporation all notes, letters, documents and records which may contain Proprietary Information which are then in his possession or control and shall destroy any and all copies and summaries thereof.
     d. Assignment of Inventions. The Employee agrees to assign and transfer to the Corporation or its designee, without any separate remuneration or compensation, his entire right, title and interest in and to all Inventions in the Field (as defined below), together with all United States and foreign rights with respect thereto, and at the Corporation’s expense to execute and deliver all appropriate patent and copyright applications for securing United States and foreign patents and copyrights on Inventions in the Field and to perform all lawful acts, including giving testimony, and to execute and deliver all such instruments that may be necessary or proper to vest all such Inventions in the Field and patents and copyrights with respect thereto in the Corporation, and to assist the Corporation in the prosecution or defense of any interference which may be declared involving any of said patent applications, patents, copyright applications or copyrights. For the purposes of this Agreement, the words “Inventions in the Field” shall include any discovery, process, design, development, improvement, application, technique, or invention, whether patentable or copyrightable or not and whether reduced to practice or not, conceived or made by the Employee, individually or jointly with others (whether on or off the Corporation’s premises or during or after normal working hours) while in the employ of the Corporation, and which was or is directly or indirectly related to the Business of the Corporation or any of its subsidiaries, or which resulted or results from any work performed by any Employee or agent thereof during the term of employment.
     e. Return of Documents. All notes, letters, documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Corporation or its affiliates and any copies, in whole or in part, thereof (collectively, the “Documents”), whether or not prepared by the Employee, shall be the sole and exclusive property of the Corporation. The Employee shall safeguard all Documents and shall surrender to the Corporation at the time his employment terminates, or at such earlier time or times as the Board or its designee may specify, all Documents then in the Employee’s possession or control.
2. Restrictions on Activities of the Employee
     a. Acknowledgments. The Employee and Corporation agree that he is being employed in a key capacity with the Corporation and that the Corporation is engaged in a highly competitive business and that the success of the Corporation’s business in the marketplace depends upon its goodwill and reputation for quality and dependability. The Employee and Corporation further agree that reasonable limits may be placed on his ability to compete against the Corporation as provided herein to the extent that they protect and preserve the legitimate business interests and good will of the Corporation.
     b. General Restrictions. During the term of employment and for the Non-Competition Period (as defined below), and during any time the Employee is receiving severance payments, the Employee will not (anywhere in the world where the Corporation or any of its subsidiaries then conducts business) engage or participate in, directly or indirectly, as principal, agent, employee, employer, consultant, investor or partner, or assist in the management of, or provide advisory or other services to, or own any stock or any other ownership interest in, or make any financial investment in, any business which is Competitive with the Corporation

(as defined below); provided that the ownership of not more than 2% of the outstanding securities of any class listed on an exchange or regularly traded in the over-the-counter market shall not constitute a violation of this section. For purposes of this Agreement, a business shall be considered “Competitive with the Corporation” only if it offers products or provides marketing, administration or related services for payment protection or insurance or engages in any other business the Corporation and/or its subsidiaries are engaged in or have taken steps to be engaged in prior to Employee’s termination of employment.
For purposes of this Agreement, the “Non-Competition Period” shall mean the longer of (i) the term of employment or (ii) a period of eighteen (18) consecutive months after the Employee’s employment terminates or (iii) the period during which the Corporation is paying any amounts to the Employee or otherwise providing benefits to the Employee.
     c. Employees, Customers and Suppliers. During the term of employment and the Non-Solicitation Period (as defined below), the Employee will not solicit, or attempt to solicit, any officer, director, consultant or Employee of the Corporation or any of its subsidiaries or affiliates to leave his or her engagement with the Corporation or such subsidiary or affiliate nor will he call upon, solicit, divert or attempt to solicit or divert from the Corporation or any of its affiliates or subsidiaries any of their customers or suppliers, or potential customers or suppliers, of whose names he was aware during the term of his employment with the Corporation; provided, however, that nothing in this Agreement shall be deemed to prohibit the Employee from calling upon or soliciting a customer or supplier during the Non-Solicitation Period if such action relates solely to a business which is not Competitive with the Corporation; and provided, further, however, that nothing in this Agreement shall be deemed to prohibit the Employee (i) from soliciting or hiring any Employee of the Corporation or any of its subsidiaries or affiliates, if such Employee is a member of the Employee’s immediate family; (ii) from placing advertisements in newspapers or other media of general circulation advertising employment opportunities; and (iii) from hiring persons who respond to such advertisements, provided that they were not otherwise solicited by the Employee in violation of this section.
For purposes of this Agreement, the “Non-Solicitation Period” shall mean the longer of (i) the term of employment or (ii) a period of eighteen (18) consecutive months after the Employee’s employment terminates or (iii) the period during which the Corporation is paying any amounts to the Employee or otherwise providing benefits to the Employee.

EXERCISE OF STOCK OPTION
     The undersigned Optionee under the Life of the South Corporation 2005 Equity Incentive Plan Stock Option Agreement, dated October 25, 2007 (the “Agreement”), hereby exercises the Option granted under the Agreement for the following number of shares of Common Stock, subject to the terms and conditions of the Agreement:
     Number of Shares being purchased:
     Total purchase price submitted herewith:

(Signature)
Date: _____________

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